EX-99.B11(b)

                       Consent of Coopers & Lybrand L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File No. 33-8982) of The Victory Portfolios (comprising, respectively, the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund (formerly the Financial Reserves Portfolio), Institutional Money Market Fund (formerly the Institutional Money Market Portfolio), Tax-Free Money Market Fund, Ohio Municipal Money Market Fund (formerly the Ohio Municipal Money Market Portfolio), Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund (formerly the Government Bond Portfolio), Government Mortgage Fund, Fund for Income (formerly the Fund for Income Portfolio), National Municipal Bond Fund (formerly the National Municipal Bond Portfolio), New York Tax-Free Fund (formerly the New York TaxFree Portfolio), Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund) of our report dated December 19, 1995 on our audits of the financial statements and financial highlights of The Victory Portfolios as of October 31, 1995 and for the periods then ended. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the prospectuses relating to The Victory U.S. Government Obligations Fund, The Victory Balanced Fund, The Victory Diversified Stock Fund, The Victory Special Value Fund, The Victory Ohio Regional Stock Fund and The
Victory International Growth Fund and under the caption "Independent Accountants" in the Statements of Additional Information relating to the Victory U.S. Government Obligations Fund, The Victory Balanced Fund, The Victory Diversified Stock Fund, The Victory Special Value Fund, The Victory Ohio Regional Stock Fund and The Victory International Growth Fund.




                                                /S/ COOPERS & LYBRAND L.L.P.

Columbus, Ohio
January 30, 1996